UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 ____________________________________________________________

Date of Report (Date of earliest event reported): July 31, 2013

SOUL AND VIBE INTERACTIVE INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-173056	38-3829642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 South Hwy 100, Suite 500 St. Louis Park MN		55416
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (763) 400-8040

Copies to:

Richard A. Friedman, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to (i) securing capital for general working purposes, and (ii) other risks and in statements filed from time to time with the Securities and Exchange Commission (the “SEC”). All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to, and will not, update any forward-looking statements to reflect events or circumstances after the date hereof.

Item 1.01 Entry Into a Material Definitive Agreement

On July 28, 2013, Soul and Vibe Interactive Inc. (the “Company”) entered into the Return to Treasury Agreement appended hereto as Exhibit 10.1 (the “Agreement”) with its sole director and chief executive officer as well as the majority shareholder (the “Holder”) of its shares of common stock (the “Common Stock”) pursuant to which it agreed to issue to the Holder 130,000 shares of its newly created Series B Preferred Stock, par value $.001 per share (the “Series B Preferred Stock”), in exchange for the surrender by the Holder of 64,459,292 of his shares of Common Stock once such shares of Series B Preferred Stock have been designated. The shares of Series B Preferred Stock will be issued to the Holder in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 3.02 Unregistered Equity Securities

Please see Item 1.01 (Entry into a Material Definitive Agreement) of this current report on Form 8-K, which is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation; Change in Fiscal year

On July 28, 2013, the board of directors (the “Board”) of the Company as well as the Holder in his capacity of the majority shareholder approved a certificate of amendment (the “Certificate”) to the Company’s Articles of Incorporation (the “Articles”) to cancel the 10,000,000 authorized preferred stock of the Company, none of which was issued or outstanding, and authorize 10,000,000 shares of “blank check” preferred stock (the “Preferred Stock”). On July 29, 2013, the Company filed the Certificate with the Secretary of State of the State of Nevada in order to effectuate the authorization of the Preferred Stock. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

On July 28, 2013, the Board authorized the designation of a new series of preferred stock out of its available Preferred Stock once such Preferred Stock had been created pursuant to the Amendment and authorized the issuance of up to 130,000 shares of Series B Preferred Stock. On July 30, 2013, the Company filed the Certificate of Designation of the Series B Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada. Each such share of Series B Preferred Stock entitles its holder to vote the equivalent of 1,000 shares of common stock at the record date for the determination of shareholders entitled to vote on any matter coming before the common shareholders or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. The Series B Preferred Stock has no stated value, is not convertible into other securities of the Company and has no liquidation preference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate of Designation, which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)          Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation
3.2	Certificate of Designation of Series B Preferred Stock
10.1	Return to Treasury Agreement
99.1	Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUL AND VIBE INTERACTIVE INC.

Date: July 31, 2013	By:	/s/ Peter Anthony Chiodo
Peter Anthony Chiodo
Chief Executive Officer and President